Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services Group Reports 17.5% Revenue Growth

and Diluted EPS of $0.02 in First Quarter 2019

•	Execution of growth strategy drove first quarter revenue up 17.5% to $50.7 million
•	Recorded first quarter of earnings in five years; Net income was $0.3 million, or $0.02 per diluted share
•	Strong cost containment efforts reduced selling, general and administrative expenses (“SG&A”) by 28.7% to $5.0 million, or 9.9% of revenue
•	Achieved operating margin of 3.2%; first positive quarter since the restated first quarter of 2014
•	Net cash provided by operating activities was $2.4 million; continuing operations generated $2.6 million in cash

ATLANTA, May 15, 2019 – Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, today reported its financial results for its first quarter ended March 31, 2019. Unless otherwise noted, amounts and disclosures throughout this release relate to continuing operations.

Tracy Pagliara, President and CEO of Williams, commented, “The Company completed a milestone in the first quarter of 2019 by attaining quarterly earnings for the first time in five years. This represents another positive step in our efforts to turn Williams into a greater organization with a more diversified revenue base, improved overall execution and substantially more scale and profitability. While we still have much work to do, these results validate our conviction to achieve our strategic goals. We are building on our reputation to win new customers and expand our business with existing customers in the end markets we serve.”

First Quarter 2019 Highlights

•	First quarter 2019 revenue increased $7.5 million, or 17.5%, to $50.7 million with gross margin of 13.2%.
•	Total operating expenses were $5.1 million; SG&A expenses were reduced 28.7% compared with the prior-year and represented 9.9% of revenue.
•	Operating income for the 2019 first quarter was $1.6 million, an improvement of $2.4 million over the operating loss in the prior-year period.
•	Income from continuing operations was $0.4 million and net income was $0.3 million, or $0.02 per diluted share.
•

Adjusted EBITDA from continuing operations was $2.4 million. See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to adjusted EBITDA.

•

Backlog at the end of the first quarter 2019 expected to convert to revenue in the next twelve months was $181.8 million, or 38.0% of total backlog, compared with $173.3 million, or 34.6% of total backlog, at the end of 2018.

Williams Industrial Services Group Reports 17.5% Revenue Growth and Diluted EPS of $0.02 in First Quarter 2019

May 15, 2019

First Quarter 2019 Financial Results Review

First Quarter 2019 Revenue Bridge

(in millions)	$ Change
First quarter 2018 revenue	$43.1
Plant Vogtle Units 3 and 4	1.6
Canada	1.4
Midstream oil & gas	1.3
Pre-outage	0.9
Net other project revenue	3.8
Decommissioning	(1.5)
Total change	7.5
First quarter 2019 revenue*	$50.7

*Table does not sum due to rounding

Revenue for the three months ended March 31, 2019 increased $7.5 million compared with the corresponding period in 2018 as a result of increases in a number of projects, including increases from new work in Canada, diversification in midstream oil and gas, and $0.9 million related to pre-outage activity in preparation for the significant outage work that will occur in the second quarter. Partially offsetting these increases was a decrease of $1.5 million in revenue from dry storage and decommissioning activities due to delays encountered by the customer.

Gross profit for the first quarter of 2019 increased $0.2 million compared with the prior-year period, while gross margin declined to 13.2% from 15.0%. The decrease in gross margin was due to project mix and the downward pressure on near-term margins from our entry into the nuclear industry in Canada, as well as the midstream oil and gas and nuclear decommissioning markets.

Operating expenses for the first quarter of 2019 were $5.1 million, a decrease of 29.9% when compared with the prior-year period. The significant decline in expenses was a result of extensive restructuring measures taken in 2018. The current level is expected to be representative of the forward run rate.

Interest expense was $1.5 million for the quarter compared with $1.4 million in the prior-year period as the net result of higher loan balances but lower interest rates.

Balance Sheet

As of March 31, 2019, Williams had $3.8 million in cash, including restricted cash.  During 2018, the Company refinanced its term-debt facility with a four-year, $35 million term loan and also secured a three-year, $15 million revolving credit facility.

Backlog

Total backlog as of March 31, 2019 was $478.7 million, compared with $501.6 million at the end of 2018. Williams estimates that approximately $181.8 million, or 38.0% of total backlog at the end of first quarter 2019, will be converted to revenue in the next twelve months. This compares with $173.3 million of backlog at the end of 2018 that the Company anticipated would be converted to revenue in 2019.

Outlook

The Company is reiterating its expectations in 2019 for revenue, gross margins, SG&A as a percent of sales and adjusted EBITDA from continuing operations. The Company anticipates that  revenue in the first quarter of 2019 will be the lowest, while the second quarter will have the most revenue because of the timing of a customer outage.

2019 Guidance
Revenue:	$220 million to $240 million, 22% year-over-year growth at midpoint of range
Gross margin:	11% to 13%
SG&A:	8% to 9% of revenue
Adjusted EBITDA from continuing operations*:	$10 million to $12 million

*See Note 1—Non-GAAP Financial Measures for information regarding the use of adjusted EBITDA and forward-looking non-

Williams Industrial Services Group Reports 17.5% Revenue Growth and Diluted EPS of $0.02 in First Quarter 2019

May 15, 2019

GAAP financial measures.

Mr. Pagliara concluded, “As previously stated, our strategy is to aggressively grow our core business, expand to new customers and markets, strengthen and diversify specialty service offerings and drive best-in-class execution – which we believe will result in a much larger and more profitable business in the years to come. Our backlog, pipeline of opportunities and first quarter performance provide us confidence in our outlook for 2019 and beyond. To that end, we also continue to focus on driving disciplined execution on a consistent basis and to reinforce our culture of accountability and integrity.”

Webcast and Teleconference

The Company will host a conference call on Thursday, May 16, 2019, at 10:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available from 1:00  p.m. Eastern time on the day of the teleconference until the end of day on May 30, 2019. To listen to the audio replay, dial 412-317-6671 and enter conference ID number 13689946. Alternatively, you may access the webcast replay at http://ir.wisgrp.com/, where a transcript will be posted once available.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and modification, and support services to customers in energy, power and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to realize opportunities and successfully achieve its growth and strategic initiatives, such as midstream oil & gas opportunities, water-related projects and expansion into Canada, as well as expectations for future growth, backlog conversion, revenue, profitability and earnings, the continuing impact of the Company’s cost reduction, reorganization and restructuring efforts, expectations relating to the Company’s performance, expected work in the energy and industrial markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

Financial Tables Follow.

Williams Industrial Services Group Reports 17.5% Revenue Growth and Diluted EPS of $0.02 in First Quarter 2019

May 15, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
($ in thousands, except share and per share amounts)	2019	2018
Revenue	$50,652	$43,121
Cost of revenue	43,970	36,671

Gross profit	6,682	6,450
Gross margin	13.2%	15.0%

Selling and marketing expenses	240	426
General and administrative expenses	4,762	6,590
Depreciation and amortization expense	72	221
Total operating expenses	5,074	7,237

Operating income (loss)	1,608	(787)
Operating margin	3.2%	(1.8)%

Interest expense, net	1,474	1,378
Other (income) expense, net	(325)	(212)
Total other (income) expenses, net	1,149	1,166

Income (loss) from continuing operations before income tax	459	(1,953)
Income tax expense (benefit)	64	285
Income (loss) from continuing operations	395	(2,238)

Loss from discontinued operations before income tax	(64)	(1,708)
Income tax expense (benefit)	28	42
Loss from discontinued operations	(92)	(1,750)

Net income (loss)	$303	$(3,988)

Basic earnings (loss) per common share
Income (loss) from continuing operations	$0.02	$(0.12)
Income (loss) from discontinued operations	—	(0.10)
Basic earnings (loss) per common share	$0.02	$(0.22)

Diluted earnings (loss) per common share
Income (loss) from continuing operations	$0.02	$(0.12)
Income (loss) from discontinued operations	—	(0.10)
Diluted earnings (loss) per common share	$0.02	$(0.22)

Weighted average common shares outstanding (basic)	18,514,895	17,939,888
Weighted average common shares outstanding (diluted)	18,660,405	17,939,888

Williams Industrial Services Group Reports 17.5% Revenue Growth and Diluted EPS of $0.02 in First Quarter 2019

May 15, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

($ in thousands, except share and per share amounts)	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,325	$4,475
Restricted cash	467	467
Accounts receivable, net of allowance of $140 and $140, respectively	24,956	22,724
Contract assets	11,141	8,218
Other current assets	1,789	1,735
Total current assets	41,678	37,619

Property, plant and equipment, net	330	335
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	9,916	1,650
Total assets	$99,824	$87,504

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,917	$2,953
Accrued compensation and benefits	12,131	10,859
Contract liabilities	3,202	3,278
Short-term borrowings	44	3,274
Current portion of long-term debt	613	525
Other current liabilities	9,003	5,518
Current liabilities of discontinued operations	490	640
Total current liabilities	34,400	27,047
Long-term debt, net	32,898	32,978
Deferred tax liabilities	2,727	2,682
Other long-term liabilities	5,760	1,396
Long-term liabilities of discontinued operations	5,218	5,188
Total liabilities	81,003	69,291
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 19,767,605 and 19,767,605 shares issued, respectively, and 19,000,381 and 18,660,218 shares outstanding, respectively	197	197
Paid-in capital	80,709	80,424
Accumulated other comprehensive income	18	—
Retained earnings (deficit)	(62,094)	(62,397)
Treasury stock, at par (767,224 and 1,107,387 common shares, respectively)	(9)	(11)
Total stockholders’ equity	18,821	18,213
Total liabilities and stockholders’ equity	$99,824	$87,504

Williams Industrial Services Group Reports 17.5% Revenue Growth and Diluted EPS of $0.02 in First Quarter 2019

May 15, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2019	2018
Operating activities
Net loss	$303	$(3,988)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net loss from discontinued operations	92	1,750
Deferred income tax provision (benefit)	45	202
Depreciation and amortization on plant, property and equipment and intangible assets	72	221
Amortization of deferred financing costs	154	56
Loss on disposals of property, plant and equipment	—	117
Bad debt expense	189	(67)
Stock-based compensation	305	194
Paid-in-kind interest	—	642
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	(2,421)	7,311
Contract assets	(2,923)	1,641
Other current assets	(54)	1,765
Other assets	403	(194)
Accounts payable	5,964	(1,092)
Accrued and other liabilities	517	268
Contract liabilities	(76)	(1,755)
Net cash provided by (used in) operating activities, continuing operations	2,570	7,071
Net cash provided by (used in) operating activities, discontinued operations	(212)	(4,864)
Net cash provided by (used in) operating activities	2,358	2,207
Investing activities:
Purchase of property, plant and equipment	(68)	(54)
Net cash provided by (used in) investing activities, continuing operations	(68)	(54)
Net cash provided by (used in) investing activities, discontinued operations	—	319
Net cash provided by (used in) investing activities	(68)	265
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(121)	(186)
Proceeds from short-term borrowings	42,266	—
Repayments of short-term borrowings	(45,497)	—
Repayments of long-term debt	(88)	—
Net cash provided by (used in) financing activities, continuing operations	(3,440)	(186)
Net cash provided by (used in) financing activities, discontinued operations	—	—
Net cash provided by (used in) financing activities	(3,440)	(186)
Net change in cash, cash equivalents and restricted cash	(1,150)	2,286
Cash, cash equivalents and restricted cash, beginning of period	4,942	16,156
Cash, cash equivalents and restricted cash, end of period	$3,792	$18,442

Supplemental Disclosures:
Cash paid for interest	$1,092	$673

Williams Industrial Services Group Reports 17.5% Revenue Growth and Diluted EPS of $0.02 in First Quarter 2019

May 15, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA-CONTINUING OPERATIONS

	Three Months Ended March 31,
(in thousands)	2019	2018
Net income (loss)-continuing operations	$395	$(2,238)
Add back:
Depreciation and amortization expense	72	221
Interest expense, net	1,474	1,378
Restatement expenses	—	130
Stock-based compensation	305	194
Income tax expense (benefit)	64	285
Severance costs	—	14
Asset disposition costs	—	326
Franchise taxes	64	65
Adjusted EBITDA-continuing operations	$2,374	$375

NOTE 1—Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of our net income (loss) before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, restatement expenses, asset disposition costs, and severance costs), which are not always commensurate with the reporting period in which such items are included. Williams’ credit facility also contains ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.